Note 12 Substitution and Reorganization Transactions
On June 3, 2005, the net assets of the Enterprise Deep Value Fund, an affiliate of the trust, merged into the AXA Enterprise
Deep Value Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Deep Value Fund.
On June 3, 2005, the net assets of the Enterprise Equity Income Fund, an affiliate of the trust, merged into the AXA Enterprise
Equity Income Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Equity Income Fund.
On June 3, 2005, the net assets of the Enterprise Global Financial Services Fund, an affiliate of the trust, merged into the AXA
Enterprise Global Financial Services Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Global Financial Services Fund.
On June 3, 2005, the net assets of the Enterprise Global Socially Responsive Fund, an affiliate of the trust, merged into the AXA
Enterprise Global Socially Responsive Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Global Socially Responsive Fund.
On June 3, 2005, the net assets of the Enterprise Government Securities Fund, an affiliate of the trust, merged into the AXA
Enterprise Government Securities Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Government Securities Fund.
On June 3, 2005, the net assets of the Enterprise Growth & Income Fund, an affiliate of the trust, merged into the AXA
Enterprise Growth & Income Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through
June 3, 2005 and for prior periods is that of the predecessor Enterprise Growth & Income Fund.
On June 3, 2005, the net assets of the Enterprise International Growth Fund, an affiliate of the trust, merged into the AXA
Enterprise International Growth Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise International Growth Fund.
On June 3, 2005, the net assets of the Enterprise Money Market Fund, an affiliate of the trust, merged into the AXA Enterprise
Money Market Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Money Market Fund.
On June 3, 2005, the net assets of the Enterprise Short Duration Bond Fund, an affiliate of the trust, merged into the AXA
Enterprise Short Duration Bond Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Short Duration Bond Fund.
On June 3, 2005, the net assets of the Enterprise Small Company Growth Fund, an affiliate of the trust, merged into the AXA
Enterprise Small Company Growth Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through June 3, 2005 and for prior periods is that of the predecessor Enterprise Small Company Growth Fund.
On June 3, 2005, the net assets of the Enterprise Tax Exempt Income Fund, an affiliate of the trust, merged into the AXA
Enterprise Tax Exempt Income Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through
June 3, 2005 and for prior periods is that of the predecessor Enterprise Tax Exempt Income Fund.
On June 3, 2005, the net assets of the Enterprise Strategic Fund, an affiliate of the Trust, merged into the AXA Enterprise
Growth Fund, a shell fund with no prior operations.
On July 29, 2005, the AXA Enterprise Growth Fund (“Growth Fund”) merged with the Enterprise Multi-Cap Growth Fund, an affiliate of the Trust, pursuant to a Plan of Reorganization and Termination. The reorganization was accomplished by a tax free exchange resulting in the Growth Fund issuing 2,575,076 Class A, 3,309,552 Class B, 896,183 Class C and 19,666 Class Y shares in exchange for 3,762,791 Class A shares, 4,923,858 Class B shares, 1,335,129 Class C shares and 28,340 Class Y shares of the
Enterprise Multi-Cap Growth Fund (valued at $28,634,841, $36,239,595, $9,813,198, $221,048 respectively). Included in these amounts are $2,367,574 of unrealized appreciation. For financial reporting purposes, Enterprise Multi-Cap Growth Fund is considered the surviving entity and accordingly the merged entity’s operations, changes in net assets and financial highlights for each period prior to the date of the merger, is that of the Enterprise Multi-Cap Growth Fund. Historical per share amounts for periods prior to the merger as presented in the financial highlights and the transacted shares for each class as presented parenthetically in the statement of changes in net assets have been restated to reflect the conversion ratio applied in the merger.
On July 29, 2005, the net assets of the Enterprise High-Yield Bond Fund, an affiliate of the trust, merged into the AXA
Enterprise High-Yield Bond Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through
July 29, 2005 and for prior periods is that of the predecessor Enterprise High-Yield Bond Fund.
On September 2, 2005, the net assets of the Enterprise Capital Appreciation Fund, an affiliate of the trust, merged into the AXA
Enterprise Capital Appreciation Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through September 2, 2005 and for prior periods is that of the predecessor Enterprise Capital Appreciation Fund.
On September 2, 2005, the net assets of the Enterprise Equity Fund, an affiliate of the trust, merged into the AXA Enterprise
Equity Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through September 2, 2005 and for prior periods is that of the predecessor Enterprise Equity Fund.
On September 2, 2005, the net assets of the Enterprise Small Company Value Fund, an affiliate of the trust, merged into the
AXA Enterprise Small Company Value Fund, a shell fund with no prior operations. The information for the period November 1, 2004 through September 2, 2005 and for prior periods is that of the predecessor Enterprise Small Company Value Fund